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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY


                                                                STATE OF
SUBSIDIARY                                                      INCORPORATION
----------                                                      -------------

Regional Developers, Inc.                                       Florida

Westside Investors, Inc.                                        Georgia

PDK Properties, Inc.                                            Georgia

Flowers Properties, Inc.                                        Georgia

P&W Stonebridge, LLC                                            Georgia

P&W Headland, LLC                                               Georgia

Stratos Inns, LLC                                               Georgia